Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

MARATHON ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Marathon Acquisition Corp.

We have audited the accompanying balance sheet of Marathon Acquisition Corp., (a corporation in the development stage) (the “Company”) as of August 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period April 27, 2006 (inception) through August 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 30, 2006, and the results of its operations and its cash flows for the period April 27, 2006 (inception) to August 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP
New York, New York
September 1, 2006

MARATHON ACQUISITION CORP.

(a development stage company)

Balance Sheet

August 30, 2006

Assets
Current assets:
Cash	$815,892
Cash held in trust account	289,550,000
Prepaid expenses	279,699

Total assets	$290,645,591

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$285,000
Accrued offering costs	802,632
Deferred underwriting discounts and commissions	6,000,000

Total current liabilities	7,087,632

Common Stock, subject to possible conversion 7,496,250 shares at $7.72 per share	57,881,045

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	0
Common stock, $0.0001 par value, 249,000,000 shares authorized; 46,875,000 shares issued and outstanding (which includes 7,496,250 shares subject to possible conversion)	4,688
Additional paid-in capital	225,684,512
Deficit accumulated during the development stage	(12,286)

Total stockholders’ equity	225,676,914

Total liabilities and stockholders’ equity	$290,645,591

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Operations

For the period from April 27, 2006 (inception) to August 30, 2006

Formation and general and administrative costs	$12,286

Net loss	(12,286)

Basic and diluted net loss per share	$(0.00)

Weighted average shares outstanding	9,709,821

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Stockholders’ Equity

For the period from April 27, 2006 (inception) to August 30, 2006

	Common Stock		Additional Paid-In Capital	Deficit Accumulated in the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of common stock to initial stockholders	9,375,000	$938	$24,062	$—	$25,000
Sale of 37,500,000 units, net of underwriters’ discount and offering expenses (including 7,496,250 shares subject to possible conversion)	37,500,000	3,750	278,041,495	—	278,045,245
Sale of private placement warrants	—	—	5,500,000	—	5,500,000
Net proceeds subject to possible conversion of 7,496,250 shares	—	—	(57,881,045)	—	(57,881,045)
Net loss	—	—	—	(12,286)	(12,286)

Balance at August 30, 2006	46,875,000	$4,688	$225,684,512	$(12,286)	$225,676,914

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Cash Flows

For the period April 27, 2006 (inception) to August 30, 2006

Cash flows from operating activities
Net loss	$(12,286)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in:
Prepaid expenses	(279,699)
Accrued expenses	285,000

Net cash used in operating activities	(6,985)

Cash flows from investing activities
Cash held in trust account	(289,550,000)

Net cash used by investing activities	(289,550,000)

Cash flows from financing activities
Proceeds from note payable to stockholder	225,000
Repayment of note to stockholder	(225,000)
Proceeds from public offering, net	284,847,877
Proceeds from issuance of warrants	5,500,000
Proceeds from issuance of securities to initial shareholders	25,000

Net cash provided by financing activities	290,372,877

Net increase in cash	815,892

Cash — beginning of period	—

Cash — end of period	815,892

Non-cash financing activities
Accrued offering costs	802,632
Deferred underwriting discounts and commissions	6,000,000

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

Marathon Acquisition Corp. (the “Company”) was incorporated in Delaware on April 27, 2006 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition, reorganization or similar business combination with a currently unidentified operating business or businesses. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. At August 30, 2006, the company had not commenced any operations. All activity through August 30, 3006 relates to the company’s formation and initial public offering (the “Offering”) described below and in Note 3. The Company has selected December 31 as its fiscal year end.

The registration statement for the Offering was declared effective August 24, 2006. The Company consummated the Offering on August 30, 2006 and received net proceeds of approximately $284,847,877. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering of Units (as defined in Note 3 below), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating company or companies. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million or 6.9 million if the over-allotment option is exercised in full) described below and a “Business Combination” shall mean the acquisition by the Company of such Target Business. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Western Europe that may provide significant opportunities for growth.

Upon the closing of the Offering, $289,550,000 was placed in a trust account invested until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the liquidation of the Company. The amount placed in the trust account consisted of the proceeds of this offering and the concurrent private placement of warrants discussed in Note 4 as well as $6,000,000 of deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account as well as the interest income of up to $3.9 million earned on the trust account balance that may be released to the Company (as described below) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $3.9 million of interest income.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders (the “Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Offering exercise their conversion rights. The Initial Stockholders and Marathon Investors, LLC have agreed that if they acquire shares of common stock in or following the Offering, they will vote all such acquired shares in favor of any Business Combination submitted for stockholder approval. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 18 months has not yet passed since closing of the Offering (or within 24 months

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

from the Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

If a Business Combination is approved and completed Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, net of income taxes payable thereon, and net of any interest income of up to $3.9 million on the balance of the trust account previously released to the Company to fund its working capital requirements (subject to the tax holdback). Public Stockholders who exercise their conversion rights will continue to have the right to exercise any Warrants they may hold. It is important to note that voting against a Business Combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder exercises the conversion rights described above.

In the event that the Company does not effect a Business Combination within 18 months after consummation of the Offering (or within 24 months from the consummation of the Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Offering and the Business Combination has not yet been consummated within such 18 month period.), the Company will dissolve and, in accordance with Delaware law, will promptly distribute only to its Public Stockholders the amount in the trust account, including (i) all deferred underwriting discounts and commissions, (ii) accrued interest, less any income taxes payable on interest income and any interest income of up to $3.9 million on the balance of the trust account previously released to the Company to fund its working capital requirements, including the costs of the Company’s dissolution and liquidation (subject to the tax holdback), and (iii) any remaining net assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

[a] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[b] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

[d] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $4,300. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 30, 2006.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

Note 3 — Initial Public Offering

On August 30, 2006, the Company sold to the public 37,500,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or November 24, 2007 of the Offering and expiring August 24, 2010, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the Warrant Agreement related to the Warrants (the “Warrant Agreement”), the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Note 4 — Note Payable to Affiliate and Related Party Transactions

The Company issued an aggregate of $225,000 in an unsecured promissory note to the Company’s chairman, chief executive officer and secretary on May 10, 2006. The note was non-interest bearing and was payable on the earlier of December 31, 2006 or the consummation of the Offering by the Company. The note was fully repaid on August 30, 2006 and no further amounts are due.

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to an affiliate of the Company’s chairman, chief executive officer and secretary. Services will commence on the completion of the Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

On August 30, 2006, Marathon Investors, LLC, an entity owned and controlled by the Company’s chairman, chief executive officer and secretary, purchased an aggregate of 5,500,000 warrants at a price of $1.00 per warrant from the Company. Marathon Investors, LLC has agreed that it will not sell or transfer these warrants until completion of a Business Combination, except in certain limited circumstances.

Note 5 — Units

On May 11, 2006, the Initial Stockholders purchased 9,375,000 of the Company’s securities for an aggregate purchase at a price of $25,000. Each security consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock. On July 31, 2006, the Initial Stockholders irrevocably agreed to relinquish all of their right, title and interest in and to the warrants contained in such securities. As a result, the Company has cancelled these warrants.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.